Exhibit 10.1

Amendment to Employment Agreement

This AMENDMENT TO EMPLOYMENT AGREEMENT (the “Addendum”), is entered into as of February 12, 2020, by and between Charlie’s Holdings, Inc., a Nevada corporation (f/k/a True Drink Holdings, Inc., hereinafter the “Company”), and Brandon Stump (“Executive”).

WHEREAS, the Company and Executive previously entered into an Employment Agreement dated April 26, 2019 (the “Agreement”);

WHEREAS, the regulatory environment and the Company’s market capitalization have changed materially from what was anticipated when the parties entered into the Agreement; and

WHEREAS, the Company and Executive desire to amend certain terms of the Agreement, as more particularly set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and Addendums herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Equity Awards. The Market Capital Milestones set forth in Exhibit A to the Agreement, and the Stock Compensation set forth in Exhibit B to the Agreement as the same relate to annual awards based on 50% of the Executive’s base salary, are deleted in their entirety. The Financial Milestones set forth in Exhibit A shall remain in full force and effect. The parties agree and acknowledge that, as a result of the foregoing, the equity compensation owed, owing or to be issued to the Executive as a result of the achievement of the Market Capitalization Milestones, or annual awards based on 50% of the Executive’s base salary, are void, and shall terminate and be of no force and effect.

2. Cash Bonus. The parties shall defer payment of the Annual Bonus for 2019 as calculated by Section 3(b) to December 31, 2020, which Annual Bonus shall accrue on the books and records of the Company.

3. Acknowledgement. The Company acknowledges that the changes to the Executive’s compensation herein, reflect a significant waiver of potential compensation by the Executive being made as an accommodation to the Company. Accordingly, and without any assurances, the Company will consider these accommodations in any future negotiation or grant of equity compensation to the Executive and agrees that discussion on a new contract will occur in 2020.

4. No Modification. Except as specifically set forth herein the Agreement remains in full force and effect without any changes or modifications.

5. Incorporation. The provisions of Sections 15-24 of the Agreement are hereby incorporated herein.

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IN WITNESS WHEREOF, the parties have executed this Addendum effective on the date and year first above written.

Charlie’s Holdings, Inc. By: /s/ Brandon Stump Name: Brandon Stump Title: Chief Executive Officer